EXHIBIT 99.5
NOTE TO DELEGATION OF SIGNING AUTHORITY — ANNUAL AUDITS & SPECIAL
EXAMINATION REPORTS AND QUALITY REVIEWERS
(1)	This delegation becomes effective as of the date of the Auditor General’s signature except as noted in the delegation.

(2)	This delegation replaces all previous delegations of signing authority.

(3)	The assistant auditors general listed on page 13 have authority to sign auditors’ reports in their group where signing authority has been delegated to a principal.

(4)	The following assistant auditors general have authority to sign a “consent letter” to authorize distribution of a previously signed auditor’s report to a securities regulator:

Clyde MacLellan	Public Sector Pension Investment Board

Clyde MacLellan	Export Development Canada

Clyde MacLellan	Canada Mortgage and Housing Corporation

Clyde MacLellan	Farm Credit Canada

Sylvain Ricard	Business Development Bank of Canada
(5)	Clyde MacLellan is delegated authority to sign a “Bring down letter”, a “Comfort Letter” and a “Consent Letter” in relation to any securities offering of the Public Sector Pension Investment Board.

(6)	John Wiersema is delegated authority to sign all auditors’ reports except where prohibited by law (Section 18 of the Auditor General Act), consent letters described in note 4 above, all letters described in note 5 above, all special examination reports and all assessments of performance information.

10 June 2010

Pursuant to Section 18 of the Auditor General Act, I hereby delegate authority to the following individuals to sign Annual Auditor’s Reports and Special Examination Reports, as identified below:

/s/ Sheila Fraser	June 10, 2010

Sheila Fraser, FCA	Date
DEPUTY AUDITOR GENERAL:

/s/ John Wiersema John Wiersema, FCA
ASSISTANT AUDITORS GENERAL:

/s/ Nancy Y. Cheng	/s/ Andrew Lennox	/s/ Clyde MacLellan

Nancy Y. Cheng, FCA	Andrew Lennox, CGA	Clyde MacLellan, CA

/s/ Sylvain Ricard	/s/ John Rossetti	/s/ Marian McMahon

Sylvain Ricard, CA	John Rossetti, CA	Marian McMahon, CA, CFA
PRINCIPALS:

/s/ John Apt	/s/ René Béliveau	/s/ Louise Bertrand

John Apt, CA	René Béliveau, CA	Louise Bertrand, CA

/s/ Lucie Cardinal	/s/ Régent Chouinard	/s/ Margaret Haire

Lucie Cardinal, CA	Régent Chouinard, CA	Margaret Haire, CA

/s/ Denis Labelle	/s/ Guy LeGras	/s/ Chantale Perreault

Denis Labelle, CA	Guy LeGras, CA	Chantale Perreault, CA

/s/ Dale Shier	/s/ Robert Wilson

Dale Shier, CA	Robert Wilson, CA

10 June 2010